EXHIBIT 10.23

MODIFICATION AND EXTENSION AGREEMENT

THIS MODIFICATION AND EXTENSION AGREEMENT ('Agreement') is executed as of the 15th day of June, 2012, by and among, Small Cap Consultants, Inc. (‘Lender’) and Face Up Entertainment Group, Inc. F/K/A, Game Face Gaming, Inc., a Florida Corporation ('Company').

RECITALS

A.
Game Face Gaming, Inc. as Maker owes the sum of  Fifty Thousand Dollars ($50,000) pursuant to that certain  Demand  Promissory  Note dated September 22, 2011, and any Modifications and Extensions thereto, a copy of which is attached hereto as Exhibit 'A' (hereinafter referred to as the 'Note').

B.	The Note stated: “The entire outstanding amount shall become immediately payable upon demand by the Lender or holder of this Note, but demand shall not be made before the 15th day of November 2011.”

The parties hereto are desirous of entering into this Modification and Extension Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, included but not limited to, the Recitals above, the parties hereto agree as follows:

1.
Maturity Date Extension. Lender hereby agrees not to demand payment of the Note until September15, 2012 or earlier if the Company shall have raised One Million Dollars in either equity or debt prior to September15, 2012.

2.
In consideration for such extension by Lender, Borrower agrees that Lender may its sole discretion; convert in whole or in part, any and all interest and principal die Lender into shares of common stock of Borrower at $0.05 per share.

3.
As consideration for this MODIFICATION AND EXTENSION AGREEMENT, the Company hereby agrees to issue the amount of One Hundred Thousand (100,000) shares of its common stock, par value $.0001 as of this date to the Lender. It is understood and agreed by Lender that these shares shall be issued with a restrictive legend and that the Company shall have no obligation to register such shares.

4.	All other provisions of the original Note remain in effect.

Face Up Entertainment Group, Inc.

Name /s/ Felix Elinson
Felix Elinson
Title: CEO

Agreed and Accepted:

By: /s/ Ryan Mendonca
Ryan Mendonca